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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THIS FORM 10-K OF OUR REPORT DATED FEBRUARY 9, 2000 INCLUDED IN THE COMPANY'S PREVIOUSLY FILED REGISTRATION STATEMENTS NO. 333-4198 ON FORM S-3; AND NO. 33-92468, NO. 333-36151, NO. 33-83736 AND NO. 333-87277 ON FORM S-8 AND
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 OF TRIGEN ENERGY CORPORATION AND SUBSIDIARIES AS OF DECEMBER 31, 1999.

ARTHUR ANDERSEN LLP

STAMFORD, CONNECTICUT
MARCH 29, 2000